Exhibit 99.1

FLEXION THERAPEUTICS ANNOUNCES CLINICAL HOLD OF FX006 PHASE 2B

CLINICAL TRIAL IN OSTEOARTHRITIS OF THE KNEE

•	Company to host conference call tomorrow, September 18, 2014 at 9:00 a.m. ET to discuss the clinical hold

BURLINGTON, MASS., SEPTEMBER 17, 2014 – Flexion Therapeutics, Inc. (Nasdaq: FLXN) today announced that the United States Food and Drug Administration (FDA) informed the company yesterday that a clinical hold has been placed on patient enrollment and dosing in an ongoing Phase 2b clinical trial evaluating FX006 in patients with osteoarthritis (OA) of the knee. FX006 is a novel, non-opioid, sustained-release, intra-articular (IA) formulation of triamcinolone acetonide (TCA) targeting moderate-to-severe OA pain.

Flexion has not yet received written notice of its clinical hold from the FDA, but based on the verbal communication yesterday afternoon, the FDA indicated that the clinical hold is due to a single occurrence of an infection in the injected knee joint of a patient in the Phase 2b clinical trial.

“We will work closely with FDA to provide the agency with all appropriate information and data required to expedite their review and evaluation of this event,” said Michael Clayman, M.D., President and CEO of Flexion. “Once the FDA has completed its review, we can better assess the impact this clinical hold will have on our development program timeline for FX006.”

Conference Call

Flexion’s management team will host a conference call and webcast at 9:00 a.m. EDT tomorrow, September 18, 2014, to discuss the clinical hold. The dial-in number for the conference call is toll-free (855) 770-0022 for domestic participants and (908) 982-4677 for international participants. A live webcast of the conference call can also be accessed through the “Investors” tab on the Flexion Therapeutics website at www.flexiontherapeutics.com. A webcast replay will be available online after the call.

About Flexion Therapeutics

Flexion is a clinical-stage specialty pharmaceutical company focused on the development and commercialization of novel pain therapies. The company is currently advancing a portfolio of injectable drug candidates that have the potential to provide better and more persistent analgesia compared with existing therapy. The company’s lead program, FX006, is an intra-articular sustained release steroid in development for patients with moderate to severe OA pain. The company also has two additional product candidates, FX007, a locally administered TrkA receptor antagonist for post-operative pain, and FX005, an intra-articular, sustained-release p38 MAP kinase inhibitor for end-stage OA patients.

Forward-Looking Statements

Statements in this press release regarding matters that are not historical facts, including statements relating to the future of Flexion, its ongoing development of its product candidates, Flexion’s plans to work with the FDA in relation to the clinical hold and the potential timing and impact of the clinical hold are forward-looking statements. These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, without limitation, risks associated with the process of discovering, developing and obtaining regulatory approval for drugs that are safe and effective for use as human therapeutics, risks associated with investigating and, if applicable, remediating, the cause of the event leading to the clinical hold, the fact that Flexion relies on third parties to manufacture and conduct the clinical trials of its product candidates, which could delay or limit their future development or regulatory approval, the fact that Flexion will require additional capital, including prior to completing Phase 3 development of, filing for regulatory approval for, or commercializing, FX006 or any of its other product candidates and may be unable to obtain such additional capital in sufficient amounts or on terms acceptable to it, the fact that the FDA may change its guidance at any time or impose additional requirements, and other risks and uncertainties described in Flexion’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in Flexion’s Annual Report on Form 10-K for the year ended December 31, 2013 and subsequent filings with the SEC. You are encouraged to read Flexion’s filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this press release, and Flexion undertakes no obligation to update or revise any of the statements.

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Media Contact

Jamie Lacey-Moreira

PressComm PR, LLC

T: 410-299-3310

jamielacey@presscommpr.com

Corporate Contact

Lisa Davidson, MBA

Vice President, Finance and Administration

Flexion Therapeutics, Inc.

T: 781-305-7765

ldavidson@flexiontherapeutics.com